UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 20, 2009  (May 19, 2009)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry Into a Material Definitive Agreement.

Rexahn Pharmaceuticals, Inc., a Delaware corporation (“Rexahn”), entered into an engagement letter dated April 6, 2009 with Rodman & Renshaw, LLC (the “Placement Agent”), as amended pursuant to an amendment dated May 19, 2009 (as amended, the “Engagement Letter”), pursuant to which the Placement Agent agreed to act as exclusive placement agent on a best efforts basis for a proposed offering of our securities.

On May 19, 2009, we entered into a Securities Purchase Agreement with a single institutional investor.  Pursuant to the Securities Purchase Agreement, we have agreed to issue to that investor the following securities (the “Offering”):

•	2,857,143 shares of our common stock, par value $0.0001 per share;
•	Series I common stock purchase warrants to purchase up to 2,222,222 shares of our common stock (“Series I Warrants”);
•	Series II common stock purchase warrants to purchase up to 1,866,666 shares of our common stock (“Series II Warrants”); and
•	Series III common stock purchase warrants to purchase up to 1,555,555 shares of our common stock (“Series III Warrants” and together with the Series I Warrants and Series II Warrants, the “Warrants”).

The Series I Warrants have an initial exercise price of $1.05 per share, and may be exercised at any time and from time to time on or after the date of delivery of the Series I Warrants through and including the 90th day after the closing date of the Offering.  The Series II Warrants have an exercise price of $1.25 per share, and may be exercised at any time and from time to time on or after the six-month anniversary of the closing date of the Offering and through and including the third anniversary of the closing date.  The Series III Warrants have an exercise price of $1.50 per share, and may be exercised at any time and from time to time on or after the six-month anniversary of the closing date of the Offering and through and including the fifth anniversary of the closing date.

The aggregate net proceeds from the Offering, after deducting the placement agents’ fees and estimated offering expenses payable by us (and excluding any proceeds from exercise of the Warrants), are expected to be approximately $2.82 million.

The Placement Agent acted on a best efforts basis for the Offering and will receive a placement fee equal to 6% of the gross proceeds of the Offering (including any proceeds from exercise of the Warrants) as well as warrants to purchase 142,857 shares of our common stock at an exercise price of $1.3125 per share.

We are making the offering and sale of the above shares and warrants pursuant to a shelf registration statement on Form S-3 (Registration No. 333-152640) declared effective by the Securities and Exchange Commission on August 8, 2008, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement to be filed with the Securities and Exchange Commission on May 20, 2009.

The descriptions of terms and conditions of the Engagement Letter, Securities Purchase Agreement and Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, the form of the Warrants, which is attached hereto as Exhibit 4.1 and incorporated by reference herein, and the Engagement Letter, which is attached hereto as Exhibit 1.1 and Exhibit 1.2 and incorporated herein by reference.

The legal opinion of Chadbourne & Parke LLP relating to the shares and Warrants issued in the offering and to the common stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 to this report.

A copy of the press release making the announcement of the offering is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Engagement letter, dated as of April 6, 2009, by and between Rexahn Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.
1.2	Amendment to engagement letter, dated as of May 19, 2009, by and between Rexahn Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.
4.1	Form of Warrant.
5.1	Opinion of Chadbourne & Parke LLP.
10.1	Securities Purchase Agreement, dated as of May 19, 2009, by and between Rexahn Pharmaceuticals, Inc. and the purchaser signatory thereto.
23.1	Consent of Chadbourne & Parke LLP (included in Exhibit 5.1).
99.1	Press release dated May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:    May 20, 2009

EXHIBIT INDEX

Exhibit Number	Description
1.1	Engagement letter, dated as of April 6, 2009, by and between Rexahn Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.
1.2	Amendment to engagement letter, dated as of May 19, 2009, by and between Rexahn Pharmaceuticals, Inc. and Rodman & Renshaw, LLC.
4.1	Form of Warrant.
5.1	Opinion of Chadbourne & Parke LLP.
10.1	Securities Purchase Agreement, dated as of May 19, 2009, by and between Rexahn Pharmaceuticals, Inc. and the purchaser signatory thereto.
23.1	Consent of Chadbourne & Parke LLP (included in Exhibit 5.1).
99.1	Press release dated May 20, 2009.